UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 4, 2014

DOLBY LABORATORIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32431	90-0199783
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Potrero Avenue

San Francisco, CA 94103-4813

(Address of principal executive offices) (Zip Code)

(415) 558-0200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

5.07(a) and (b)

At the Dolby Laboratories, Inc. (the “Company”) 2014 Annual Meeting of Stockholders (the “Annual Meeting”), held on February 4, 2014, at the Company’s principal executive offices located at 100 Potrero Avenue, San Francisco, California, 94103, the Company’s stockholders:

1.	Elected nine directors to serve until the 2015 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified;

2.	Approved an advisory vote to approve the compensation of the Company’s named executive officers; and

3.	Ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending September 26, 2014.

Each share of the Company’s Class A Common Stock is entitled to one vote, and each share of the Company’s Class B Common Stock is entitled to ten votes, on all matters submitted to a vote of stockholders at the Annual Meeting. The Class A Common Stock and Class B Common Stock voted together as a single class on all matters submitted to a vote of stockholders at the Annual Meeting. At the Annual Meeting, the holders of Class A Common Stock and Class B Common Stock voted as follows:

Proposal 1 – Election of directors:

Director	Votes For	Votes Withheld	Broker Non-Votes
Peter Gotcher	577,271,707	1,107,117	4,495,953
Micheline Chau	577,992,979	385,845	4,495,953
David Dolby	576,021,268	2,357,556	4,495,953
Nicholas Donatiello, Jr.	577,991,383	387,441	4,495,953
Bill Jasper	577,708,986	669,838	4,495,953
Sanford Robertson	577,685,830	692,994	4,495,953
Roger Siboni	577,848,510	530,314	4,495,953
Avadis Tevanian, Jr.	577,991,696	387,128	4,495,953
Kevin Yeaman	578,062,477	316,347	4,495,953

All director nominees were duly elected.

Proposal 2 – Approval of an advisory vote to approve the compensation of the Company’s named executive officers:

Votes For	Votes Against	Abstentions	Broker Non-Votes
558,967,350	19,367,831	43,643	4,495,953

Proposal 2 was approved.

Proposal 3 – Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending September 26, 2014:

Votes For	Votes Against	Abstentions
581,589,175	907,453	378,149

Proposal 3 was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLBY LABORATORIES, INC.

By:	/s/ Andy Sherman
Andy Sherman
Executive Vice President, General Counsel
and Secretary

Date: February 10, 2014